EXHIBIT 99.2



                      SENSYS DEVELOPMENT LABORATORIES, INC.




                         UNAUDITED FINANCIAL STATEMENTS




                             FOR THE QUARTERS ENDED




                           DECEMBER 31, 2002 AND 2001


                     SENSYS DEVELOPMENT LABORATORIES, INC.
                   UNAUDITED BALANCE SHEETS AS OF DECEMBER 31,


                                                          2002         2001
                                                   ------------    ------------
ASSETS

CURRENT ASSETS
   Cash                                            $    138,449    $    340,314
   Accounts receivable                                  899,300         340,381
   Inventory                                             46,000              --
   Prepaid expenses                                      25,347          39,141
                                                   ------------    ------------
                                                      1,109,096         719,836
                                                   ------------    ------------

PROPERTY AND EQUIPMENT - AT COST:
   Office furniture and equipment                        61,825          59,088
   Leasehold improvements                               124,392         124,392
                                                   ------------    ------------
                                                        186,217         183,480
   Less accumulated depreciation and amortization      (153,631)       (115,189)
                                                   ------------    ------------
       Net value of property and equipment               32,586          68,291
                                                   ------------    ------------

OTHER ASSETS - DEPOSITS                                   6,011           6,011
-----------------------                            ------------    ------------

TOTAL ASSETS                                       $  1,147,693    $    794,138
------------                                       ============    ============

The accompanying notes are an integral part of these statements.


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

                     SENSYS DEVELOPMENT LABORATORIES, INC.
                   UNAUDITED BALANCE SHEETS AS OF DECEMBER 31,


                                                       2002             2001
                                                   ------------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                              $    116,183    $      2,081
     Accrued wages and vacation                         345,431         219,854
     Retirement plan contribution payable                65,170         168,909
     Deferred income taxes                              228,704         153,704
     Other current liabilities                           12,870          17,598
                                                   ------------    ------------

         Total current liabilities                      768,358         562,146
                                                   ------------    ------------
STOCKHOLDERS' EQUITY
     Common stock,  par value  $.001 per  share;
       1 million  shares  authorized; 783,800 and
       773,800 shares issued and outstanding,
       respectively                                         784             774
     Paid-in capital                                     33,313           3,323
     Retained earnings                                  345,238         227,895
                                                   ------------    ------------

         Total stockholders' equity                     379,335         231,992
                                                   ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $  1,147,693    $    794,138
                                                   ============    ============


The accompanying notes are an integral part of these statements.



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
                     SENSYS DEVELOPMENT LABORATORIES, INC.
                            STATEMENTS OF OPERATIONS
                       FOR THE QUARTERS ENDED DECEMBER 31,

                                                    2002             2001
                                               -------------     -------------
                                                 unaudited)       (unaudited)

Revenues                                       $   1,100,078     $     599,522

Contract Costs                                      (679,897)         (330,961)
                                               -------------     -------------

Gross Profit on Contracts                            420,181           268,561

Operating Expenses                                  (339,334)         (263,953)
                                               -------------     -------------

Income From Operations                                80,847             4,608

Interest Income                                          393             1,041
                                               -------------     -------------

Income Before Provision For Income Taxes              81,240             5,649

Provision For Income Taxes                           (32,500)           (2,000)
                                               -------------     -------------

Net Income                                     $      48,740     $       3,649
                                               =============     =============


The accompanying notes are an integral part of these statements.


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

                     SENSYS DEVELOPMENT LABORATORIES, INC.
                            STATEMENTS OF CASH FLOWS
                  FOR THE QUARTERLY PERIODS ENDED DECEMBER 31,

                                                          2002         2001
                                                     ------------  ------------
                                                      (unaudited)   (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                        $     48,740  $      3,649
   Adjustments to reconcile Net Loss to
     Net Cash Provided By Operating Activities:

      Depreciation and amortization                         9,600         9,601
      Deferred income taxes                                30,825         2,000
      Stock compensation expense                           30,000            --

   Change in Assets and Liabilities:
      Accounts receivable                                (160,551)      295,479
      Inventory                                           (46,000)           --
      Prepaid expenses and other                           (9,728)      (16,768)
      Accounts payable                                    104,872       (17,887)
      Accrued wages and vacation                          275,601       167,966
      Retirement plan contribution payable                (62,305)      (16,089)
      Other current liabilities                             2,197         2,059
                                                     ------------  ------------

   Net Cash Provided By Operating Activities              223,251       430,010
                                                     ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net change in line of credit note payable           (85,000)      (90,000)
                                                     ------------  ------------

Net Cash Used In Financing Activities                     (85,000)      (90,000)
                                                     ------------  ------------

CASH AND CASH EQUIVALENTS
Net increase                                              138,251       340,010
Balance - beginning of period                                 198           304
                                                     ------------  ------------
Balance - end of period                              $    138,449  $    340,314
                                                     ============  ============

Supplement disclosures of cash flows information:
  Cash paid during the period for:
      Interest                                       $        167  $         73
                                                     ============  ============
      Income taxes                                   $         --  $         --
                                                     ============  ============

The accompanying notes are an integral part of these statements.



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                     SENSYS DEVELOPMENT LABORATORIES, INC.
                NOTES TO INTERIM UNAUDITED FINANCIAL INFORMATION

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             DESCRIPTION OF BUSINESS

             Sensys Development Laboratories, Inc. (the "Company") was founded in 1996 and provides both system and software engineering technical support to U.S. Government customers and prime contractors supporting government programs. Core competencies include signal intelligence (SIGINT) systems engineering, SIGINT processing, content-based filtering and selection and world-wide web technologies.

             USE OF ESTIMATES

             The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

             The interim financial statements are unaudited but, in the opinion of management, reflect all adjustments for a fair presentation of results for such period. The results of operations for any interim period are not necessarily indicative of results for the full year.

             ACCOUNTS RECEIVABLE

             Accounts receivables arise from U.S. Government prime contracts and subcontracts. Retainages (which are not material) will be collected upon job completion or settlement of audits performed by cognizant U.S. Government audit agencies. Company cost records have been audited through 2000. In the year an audit is settled, the difference between audit adjustments and previously established reserves is reflected in income.

             CONTRACT ACCOUNTING

             Approximately all of the Company's revenue are on time and materials contracts which are recognized to the extent of billable rates multiplied by hours delivered, plus other direct costs. Revenues are from prime contracts with departments or agencies of the U.S. Government or under subcontracts where the prime customer is the U.S. Government. While such contracts are fully funded by appropriations, they may be subject to other risks inherent in government contracts, such as termination for the convenience of the government.

             INCOME TAXES

             The Company files its income tax returns on the cash basis. Deferred income taxes are recorded under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences, measured by enacted tax rates, attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the rate change becomes effective. Valuation allowances are recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.


             PROPERTY AND EQUIPMENT

             Property  and  equipment  are  stated  at  cost.   Depreciation  is
calculated using straight-line methods based on useful lives as follows:

                  Leasehold improvements             Remaining life of lease
                  Furniture and equipment            3 to 7 years

             Expenditures for repairs and maintenance are charged to expense as incurred. When assets are retired or otherwise disposed of, the asset and related allowance for depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

2. LINE-OF-CREDIT

             The Company has a line-of-credit loan with a commercial bank for $150,000. This loan has an interest rate of 5.25% and matures on May 15, 2003. This loan is personally guaranteed by three officers of the Company and has no outstanding balance as of December 31, 2002.

3. INCOME TAXES


             The Company has a net operating loss ("NOL") carryforward of approximately $53,000 that is available, subject to certain limitations, to offset future income and taxes payable. The NOL begins to expire in 2019. The Company estimates its effective tax rate is approximately 40%.

             The evaluation of the realizability of such deferred tax assets in future periods is made based upon a variety of factors for generating future taxable income, such as intent and ability to sell assets and historical and projected operating performance. At this time, the Company has not established a valuation reserve for any of its deferred tax assets.